Exhibit 23.7

                  Consent of John A. Martin & Associates, Inc.

         We hereby consent to the references to our firm under "The Merger -- Real Estate Portfolio Appraisal by Wilson" in the Joint Proxy Statement and Prospectus which is a part of this Registration Statement, which references are included on pages 32, 33, 49 and 50 of such Joint Proxy Statement and Prospectus.

                                               JOHN A. MARTIN & ASSOCIATES, INC.

April 27, 1995
Los Angeles, California

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